UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 13, 2016

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2016, Kevin P. Connors notified Cutera, Inc. (the “Company”) that he was resigning from his positions as President, Chief Executive Officer and a member of the Company’s board of directors (the “Board”).

On August 14, 2016, the Board appointed the Company’s current Executive Vice President and Chief Financial Officer, Ronald J. Santilli, to serve as Interim Chief Executive Officer of the Company. Mr. Santilli agreed to serve in this capacity until the Board’s appointment of a permanent Chief Executive Officer of the Company. Mr. Santilli, age 57, has served as the Company’s Chief Financial Officer since September 2001. In addition, Mr. Santilli has served as the Company’s Executive Vice President since April 2007 and prior to that he held the position of Vice President of Finance and Administration. There are no family relationships between Mr. Santilli and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has formed a Transition Committee consisting of J. Daniel Plants, Clint Severson and Gregory Barrett to undertake a search for a permanent President and Chief Executive Officer for the Company.

Additional information about the management changes described above is included in the Company’s press release issued on August 18, 2016, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: August 18, 2016	/s/ Ronald J. Santilli
Ronald J. Santilli
Interim Chief Executive Officer